UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 6, 2009

SLM CORPORATION
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-13251	52-2013874
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

12061 Bluemont Way, Reston, Virginia		20190
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(703) 810-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On January 6, 2009, SLM Corporation ("SLM") entered into an agreement with Goldman Sachs International ("GSI") pursuant to which GSI agreed to provide SLM a 12.5 year, $1.5 billion asset-backed securities based total return swap facility (the "Facility") with a 10.5 year weighted average life. The Facility will finance Sallie Mae AAA private credit asset backed securities ("ABS").

The aggregate amount financed at any one time will not exceed $1.5 billion until July 25, 2017, after which it will amortize quarterly until maturity on July 25, 2021. The Facility is documented under the terms of a 1992 ISDA Master Agreement between SLM and GSI, including a Schedule and Confirmation thereto. The ABS under the Facility will be marked-to-market. To the extent that the value of the ABS differs from the amount then funded, SLM or GSI will be required to post or release collateral.

The effective cost of financing provided under the Facility will be 3-month LIBOR plus an annual facility fee of 5.75%. In the event SLM exercises its right to terminate the Facility early, there is a make-whole provision equal to the discounted present value of the facility fee for the remaining term of the Facility. There are no up-front commitment, underwriting or structuring fees payable by SLM to GSI or any of its affiliates on the Facility.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SLM CORPORATION

January 9, 2009	By:	/s/ MARK L. HELEEN

Name: MARK L. HELEEN
Title: SENIOR VICE PRESIDENT & GENERAL COUNSEL